                                                                    EXHIBIT 99.1

                                                --------------------------------
[SYNOVUS LOGO]                                  NEWS RELEASE
                                                --------------------------------
For Immediate Release

Contact:                   Alison W. Dowe                    Patrick A. Reynolds
                           Corporate Communications          Investor Relations
                           (706) 641-3781                    (706) 649-4973


                 SYNOVUS TO NAME ANTHONY CEO, BLANCHARD CHAIRMAN

COLUMBUS, GA, JUNE 14, 2005 -- Synovus (NYSE: "SNV") today announced that, at the July 20, 2005 meeting of the Board of Directors, Richard E. Anthony will be elected Chief Executive Officer and President, advancing into the role currently held by James H. Blanchard who will be elected Chairman of the Board. The company also announced that Blanchard will retire as an executive employee of the company in October 2006, at which time Anthony will assume the position of both Chairman and CEO. James D. Yancey, who has served as Synovus' Board Chairman in a non-executive capacity since retiring from the company late last year, will continue as a member of the Board of Directors. These leadership changes are the next steps in the implementation of a carefully developed, long-range succession planning process that began in the spring of 1999.

In making the announcement, Blanchard stated, "As we have prepared over the past several years for a smooth transition in our company's top leadership, I have focused much of my time observing the skill and leadership abilities of key executives within Synovus. Richard has proven throughout his 34-year career in financial services, and most recently as President and COO, that he has the vision and expertise to leverage the unique growth opportunities available to Synovus and to ensure our success. Richard has also demonstrated his belief that the strength of Synovus lies in the hands of team members who feel valued for the work they do and know how to build lasting relationships with our customers."

Blanchard continued, "It's been a wonderful 35 years for me. I am truly honored to have been given the opportunity to serve for so many years. Synovus will always be a special part of me as I now move to Chairman of the Board and then beyond. I'll continue to give my best to see Synovus and TSYS grow, improve and prosper. One of my greatest pleasures is seeing Richard elevated to the CEO role, and I am extremely confident about our future with him at the lead of our great team."

As CEO and President, Anthony will direct the development and implementation of key business strategies that support Synovus' vision of becoming the finest financial services company in the world as well as lead the day-to-day activities of the company. He will also ensure the company remains focused on its key strategic areas including people, sales and service, and performance. Prior to assuming this new role, Anthony has served as President and COO for two years.

Anthony's banking career began at AmSouth Bank, N.A. in Birmingham, Alabama in 1971. He served in various roles at AmSouth until leaving his Executive Vice President position to become President of First Commercial Bancshares, Inc. and Chairman of the Board and CEO of First Commercial Bank in Birmingham in 1985. Anthony joined Synovus in 1992 when the company merged with First Commercial Bancshares. He served as President of Synovus Financial Corp. of Alabama from 1993 to 1995, when he was elected Vice Chairman of the holding company and was responsible for the management of all the company's banks and its mortgage operation. Anthony was elected as President and COO in 2003 and also serves as a Synovus board member and a director of TSYS. For more information on Richard Anthony, please refer to the attached biography.

As Chairman of the Board, Blanchard will maintain a critical and vital presence in the future of Synovus by managing the company's relationship with its Board of Directors and by devoting his time to developing and nurturing key customer relationships. He will also serve in a mentoring and teaching role within the Synovus family of companies as well as continue to provide industry leadership and maintain community involvement. Blanchard has served as CEO since 1971 and also served in the dual roles of Chairman of the Board and CEO from 1986 until October 2003 when Yancey was elected Chairman. Blanchard will continue as Chairman of TSYS' Executive Committee and a member of its board.

Blanchard began his career with Synovus in June 1970 when he was selected to lead Columbus Bank and Trust, a position previously held by his father, James W. Blanchard. His tenure as CEO has spanned the periods of greatest growth and prosperity in the company's history, which dates back to 1888. In 1972, under Blanchard's direction, CB&T Bancshares, now Synovus, was formed and in 1977 became the first company in Georgia to act on the state Legislature's multi-bank holding company law. Total assets for CB&T Bancshares were initially $147 million with a market capitalization of approximately $47 million. Today, Synovus has more than $26 billion in total assets with a market cap of more than $9 billion. The company's workforce has grown from approximately 200 team members to more than 12,000 team members in five U.S. states and in three continents around the world. For more information on Jim Blanchard, please refer to the attached biography.

Analysts are invited to join Anthony and Blanchard for a conference call from 11-11:30 a.m. EDT. Shareholders and other interested persons may listen to the conference call via web cast at www.synovus.com. Media representatives are invited to join Anthony and Blanchard on a conference call from 2 - 2:30 p.m. EDT.

ABOUT SYNOVUS

Synovus (NYSE: "SNV") is a diversified financial services holding company with over $26 billion in assets based in Columbus, Georgia. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 41 banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee;

and electronic payment processing through an 81-percent stake in TSYS (NYSE:
"TSS"), one of the world's largest companies for outsourced payment services. Synovus has been named one of "The 100 Best Companies to Work For" in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. In 2005, Synovus was also named as one of "America's Most Admired Companies". See Synovus on the Web at WWW.SYNOVUS.COM.

RICHARD E. ANTHONY
CHIEF EXECUTIVE OFFICER-ELECT AND PRESIDENT
SYNOVUS

EXPERIENCE:
Richard joined Synovus in 1992 when Synovus merged with First Commercial Bancshares of Birmingham, Alabama. He served as President of Synovus Financial Corp. of Alabama from 1993 until 1995, when he was elected Vice Chairman of the holding company and was responsible for the management of all of the company's affiliate banks and its mortgage company. Richard was elected President and Chief Operating Officer in 2003 and served in that role until being named Chief Executive Officer-elect and President effective July 2005.

[PHOTO - RICHARD E. ANTHONY]

DATE OF BIRTH:  May 6, 1946


EDUCATION:
B.S., Finance, University of Alabama, 1968
Masters of Business Administration, University of Virginia, 1971

CURRENT AFFILIATIONS:

o        Director, Synovus

o        Advisory Director, TSYS

o        Director, The Economic Development Partnership of Alabama

o        Director, Greater Columbus Chamber of Commerce

o        Member, The Financial Services Roundtable

o        Member, The University of Alabama President's Cabinet

o Member, The University of Alabama School of Commerce and Business Administration Board of Visitors

o        Director, Business Council of Alabama


RECENT HONORS:

o Anthony named on "Who's Who" list in Banking and Financial Services in Metro Atlanta by Atlanta Business Chronicle, 2005


SUMMARY:

Richard Anthony is Chief Executive Officer-elect, Chief Operating Officer and President of Synovus, which provides diverse financial services including banking, financial management, insurance, mortgage and leasing services through affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee. In addition, Synovus offers electronic payment processing through an 81-percent stake in TSYS, one of the world's largest companies for outsourced payment services. Today, as President and COO, Richard has responsibility for the daily operations of Synovus and its affiliated companies.

After graduating from the University of Alabama in 1968 and earning his M.B.A. at the University of Virginia in 1971, Richard began his career in the financial services industry with AmSouth Bank, N.A. in Birmingham, Alabama. In 1985, he left his Executive Vice President position with AmSouth Bank to become President of First Commercial Bancshares, Inc. and Chairman of the Board and CEO of First Commercial Bank in Birmingham. First Commercial Bancshares became a member of the Synovus family of companies in 1992.

Richard has participated in many community activities through leadership roles which include the following: President, Birmingham Kiwanis Club 1996-1997; Captain, Monday Morning Quarterback Club, 1993; President, Country Club of Birmingham, 1991; President, Alabama Golf Association, 1985; Alumnus, Leadership Birmingham, 1992; Alumnus, Leadership Alabama, 1998; Chairman, Lakeshore Hospital, 1982; Co-Chairman, Capital Campaign, University of Alabama, 1992-1997; Past Chairman, North Central Region American Lung Association, 1995; Past Chairman, Capital Campaign, Boys & Girls Club of Central Alabama, 1996-1998.

JAMES H. BLANCHARD
CHAIRMAN OF THE BOARD-ELECT
SYNOVUS


EXPERIENCE:
Jim began his service with Synovus in June, 1970 when he was selected as the top executive at Columbus Bank and Trust Company, a position previously held by his father, James. W. Blanchard. He has served as CEO of Synovus from 1971 until being named Chairman of the Board effective July 2005. His tenure has spanned the periods of greatest growth in the company's history. He rallied support for the passing by the Georgia Legislature of the multi-bank holding company bill in 1976, and under his leadership, CB&T Bancshares became the first bank holding company in Georgia to acquire other banks under the new law. He also played an instrumental role in establishing TSYS in 1983, which now provides payments processing for more than 358 million cardholder accounts worldwide and is more than 80 percent owned by Synovus.

[PHOTO - JAMES H. BLANCHARD]

DATE OF BIRTH:
July 22, 1941


EDUCATION:
B.B.A., The University of Georgia 1963
LL.B., The University of Georgia, 1965

CURRENT AFFILIATIONS:

o      Chairman of the Executive Committee and Director, TSYS

o      Director, Columbus Bank and Trust Company

o      Director, BellSouth Corporation

o      Director, W.C. Bradley Co.

o      Director, Sea Island Company

o      Director, American Bankers Association

o      Director, Financial Services Roundtable

o Director and Past Chairman, BITS (formerly Bankers Information Technology Secretariat)

o Director and Past Chairman, Board of the Georgia Department of Economic Development

o      Director and Past Chairman, Board of the Georgia Research Alliance

o      Director, Georgia Chamber of Commerce

o      Trustee, Columbus State University Foundation

o      Trustee, Emory Committee for the Robert T. Jones, Jr. Scholarship

o Member, The Trust for Public Land Chattahoochee River Land Protection Campaign Committee

o      Member, The Carter Center Board of Councilors

o      Member, Morehouse School of Medicine Board of Visitors

o      Member, Advisory Committee, The Georgia Partnership for Excellence in
       Education

o      Member, Georgia Historical Society Board of Curators


RECENT HONORS:

o      Beta Gamma Sigma International Honoree award, 2005

o      US Banker magazine "25 Most Influential People in Financial Services",
       2005

o      Harvard Business School Club of Atlanta, Community Leadership Award,
       2004

o      Columbus State University, Honorary Doctor of Humane Letters Degree,
       2004

o Roosevelt Warm Springs Institute for Rehabilitation dedicates Blanchard Hall complex, 2003

o      Georgia State University Hall of Fame Inductee, 2003

o      Georgia Trend magazine "Georgian of the Year", 2003

o      Ernst & Young Southeast Area Master Entrepreneur of the Year, 2002

o      LaGrange College Honorary Doctor of Laws Degree, 1998

o      Georgia Trend magazine  "Most Respected CEO" in the state, 1997

o University of South Carolina Honorary Doctor of Business Administration Degree, 1996


SUMMARY:

Jim Blanchard currently serves as Chief Executive Officer of Synovus, a more than $26 billion, multi- financial services company that provides a diverse set of products and services that touch people around the world. He has been named Chairman of the Board effective July 2005. His tenure has spanned the periods of greatest growth and prosperity in the company's history, which dates back to 1888.

Jim earned a bachelor's degree in business administration from The University of Georgia in 1963, and earned his law degree from The University of Georgia in 1965. He served two years as 1st Lieutenant and Finance Officer in the U.S. Army, and then returned to Columbus to join a law firm. In June 1970, at the age of 28, he was selected as the top executive at Columbus Bank and Trust Company, a position previously held by his father, James W. Blanchard.

Jim rallied support for the passing by the Georgia Legislature of the multi-bank holding company bill in 1976, and under his leadership, CB&T Bancshares, later to be named Synovus Financial Corp., became the first bank holding company in Georgia to acquire other banks under the new law. Since that time, Synovus has operated under a decentralized, autonomous management approach for community banking, which has been strongly encouraged by Jim. He also played an instrumental role in establishing TSYS, in 1983, which now provides payments processing for more than 358 million cardholder accounts worldwide and is more than 80 percent owned by Synovus.

Jim has long been an outspoken advocate of servant leadership, and he has fostered a culture at Synovus that places special emphasis on balancing work with the rest of life. Synovus has been named one of "The 100 Best Companies to Work For" in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. In 2005, Synovus was also named as one of "America's Most Admired Companies". Synovus and its family of companies have earned reputations for outstanding customer service, leading-edge technological innovation and generous returns to shareholders. The success of Synovus demonstrates companies can achieve superior financial performance and "treat folks right."

Jim places tremendous emphasis on leadership education at Synovus, which focuses on servant leadership principles. Jim has said, "Servant leadership is a worthy goal unto itself. We run our company this way simply because it's right, because every person who labors here has great worth and deserves to be treated so. Our company is built on these values. They define who we are."

Jim serves as a board member of Columbus Bank and Trust Company and Chairman of the Executive Committee and board member of TSYS. He also serves on several other corporate boards in Georgia, and has been active in state and local government, education, conservation, economic development and the United Way. For his contributions, Jim was the first executive outside the greater Atlanta area chosen as Georgia Trend magazine's "Most Respected CEO" in the state for 1997. Georgia Trend magazine also honored him as "Georgian of the Year" for 2003 and U.S. Banker magazine named him one of the "25 Most Influential People in Financial Services" for 2005.